Exhibit 3.110

BYLAWS

of

SUMMY – BIRCHARD, Inc.

ARTICLE I

OFFICES

Section 1.	The registered office shall be in the state of Wyoming.

Section 2.	The Corporation may also have offices at such other places both within and without the state of Wyoming as the Board of Directors may from time to time determine, or the business of the Corporation may require.

ARTICLE II

MEETINGS

GENERAL

Section 1.	All meetings of the Shareholders for any and all purposes shall be held at such place, date and time as may be fixed by the Board of Directors either within or without the state of Wyoming.

Section 2.	Any and all meetings of the Board of Directors and Shareholders, for any and all purposes, may be held by electronic means, provided such means guarantees real time, two way communication between all of those physically present at the meeting and all those attending electronically.

Section 3.	At any and all meetings of the Board of Directors or Shareholders, voting on any action required to or permitted to be taken may be taken through electronic means.

Section 4.	For purposes of determining a quorum and voting on matters before the Shareholders, the Board of Directors or any committee, attendance “in person” shall be defined to include electronic means.

MEETINGS OF SHAREHOLDERS

Section 5.	Annual meetings of Shareholders, commencing with the year 2010, shall be held at 11:00 a.m. local time on the second Tuesday of October in each year if not a legal holiday. If a legal holiday, then on the next secular day following, at 11:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. The annual meeting may be held within or without the state of Wyoming, or at such other date and time as shall be determined from time to time by the Board of Directors and stated in the notice of the meeting.

Section 6.	At the annual meeting the Shareholders, by plurality vote, shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 7.	Notice of annual meetings of the Shareholders shall be given to each Shareholder entitled to vote at such meeting as set forth in Article VI herein and not less than ten nor more than fifty days before the date of the meeting. Such notices shall state the place, date and time of the meeting.

Section 8.	The officer who has charge of the share ledger of the Corporation shall prepare and make a complete list of the Shareholders entitled to vote at any meeting, arranged in alphabetical order, and showing the address of each Shareholder and the number of shares registered in the name of each Shareholder. Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours beginning two business days after notice of the meeting is sent, either at a place within the city where the meeting is held, which place shall be specified in the notice of the meeting, or if not so specified, at the principal office of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present.

Section 9.	The attendance of any Shareholder at any meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by them.

Section 10.	Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by applicable law or by the Articles of Incorporation, may be called by the Chairman of the Board, the President or Secretary at the written request of a majority of the Board of Directors, or upon the written request of Shareholders owning a majority of the entire capital shares of the Corporation issued, outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 11.	Written notice of a special meeting stating the place, date and time of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than fifty days before the date of the meeting to each Shareholder entitled to vote at such meeting.

Section 12.	Business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice unless a majority of those Shareholders present in person or by proxy affirmatively vote to consider other issues.

Section 13.	Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted for a vote at any meeting of the Shareholders.

Section 14.	The holders of a majority of the shares issued, outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by applicable law or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such a reconvened meeting, at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 15.	When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question or issue brought before such meeting. Such vote shall be the act of the Shareholders. Provided, however, that if the question or issue is one upon which by express provision of applicable law or the Articles of Incorporation requires a different vote, such express provision shall govern and control the decision.

Section 16.	Each Shareholder shall at every meeting of the Shareholders be entitled to vote in person or by proxy. Proxies shall be executed either in writing or by electronic means by the Shareholder or by their duly authorized representative and shall be valid until revoked by electronic means or in writing by the Shareholder or their duly authorized representative. Proxies shall be maintained by the Secretary of the Corporation.

Section 17.	Unless otherwise restricted by the Articles of Incorporation, these Bylaws or other applicable law, any action required or permitted to be taken at any meeting of the Shareholders, including the annual meeting, may be taken without a meeting if a majority of the Shareholders consent thereto through electronic means or in writing. All such writing or writings evidencing such consent as well as the individual votes cast on any issue shall be filed with the minutes of the meeting.

Section 18.	The Board of Directors shall appoint one or more inspectors to act at a meeting of the Shareholders and make a written report of the inspectors’ determinations. The inspectors may be officers or employees of the Corporation. Each inspector shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at the meeting; determine the validity of waivers, electronic votes, proxies and ballots; count all votes; and determine the result.

Section 19.	Cumulative voting of shares shall not be permitted.

ARTICLE III

DIRECTORS

Section 1.	The number of Directors which shall constitute the entire Board shall be not less than one nor more than ten. The number of directors constituting the board may be changed from time to time by resolution adopted by the Board of Directors or the Shareholders, provided, however, that no decrease in such number of directors shall shorten the term of any incumbent director.

Section 2.	The Directors shall be elected at the annual meeting of the Shareholders, except as provided in Section 5 of this Article. Each Director shall hold office until the next succeeding annual meeting of the Shareholders and until his successor shall have been elected and qualified. The initial Board of Directors shall serve until the first annual meeting of the Shareholders.

Section 3.	Directors must be at least eighteen years of age and need not be residents of Wyoming. Directors need not be Shareholders of the Corporation.

Section 4.	Vacancies and newly created directorships resulting from an increase in the authorized number of Directors may be filled by a majority vote of the Directors in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of their predecessor in office. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of the Shareholders and until his successor shall have been elected and qualified. Should there be no Directors in office, than an election of Directors may be held by a special meeting of Shareholders or in the manner provided by applicable law.

Section 5.	At any special meeting of the Shareholders called for the purpose, a majority of the Shareholders voting may remove any one or all of the Board of Directors with or without cause, and may elect a new Director or Directors to fill the vacancy or vacancies resulting from such removal, or the Shareholders may at such meeting reconstitute the entire Board of Directors.

Section 6.	The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law, the Articles of Incorporation or by these Bylaws directed or required to be done by the Shareholders.

Section 7.	Upon proper resolution of the Board of Directors, they may delegate specific tasks and duties to an agent or agents who will then act on behalf of the Corporation.

MEETINGS OF THE BOARD OF DIRECTORS

Section 8.	The Board of Directors of the Corporation may hold meetings, annual, regular and special, either within or without the state of Wyoming and at such places, date and times as the Board of Directors may determine.

Section 9.	The first meeting of each newly elected Board of Directors shall be held within or without the state of Wyoming and at such date, time and place as shall be fixed by the vote of the Shareholders at the annual meeting. No notice of such meeting shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.

Section 10.	Regular Board meetings of the Board of Directors may be held without notice at such places, dates and times as the Board of Directors may determine.

Section 11.	Notice of a meeting need not be given to any Director who submits a waiver of notice, whether in writing or by electronic means, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 12.	Special meetings of the Board of Directors may be called by the President or Secretary in like manner and on like notice, or on the written request of a majority of the Board of Directors on five days notice to each Director either by mail or electronic means.

Section 13.	At all meetings of the Board of Directors, a majority of the Directors then in office shall constitute a quorum for the transaction of business except as may be otherwise specifically provided by law or the Articles of Incorporation. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 14.	Action by the Board of Directors without a meeting is subject to ratification at the next regularly scheduled or special Board of Directors meeting at the call of the Chairman.

Section 15.	Unless otherwise restricted by the Articles of Incorporation, these Bylaws or other applicable law, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a majority of the Board of Directors consents thereto through electronic means or in writing. All such writing or writings evidencing such consent as well as the individual votes cast on any issue shall be filed with the minutes of the meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

Section 16.	The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more members of the Board of Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence of such designation, in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not they or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 17.	Any such committee, to the extent provided in the enabling resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 18.	Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors as may be requested.

Section 19.	Unless otherwise restricted by the Articles of Incorporation, these Bylaws or other applicable law, any action required or permitted to be taken at any meeting of a committee may be taken without a meeting if a majority of the committee consents thereto through electronic means or in writing. All such writing or writings evidencing such consent as well as the individual votes cast on any issue shall be filed with the minutes of the meeting.

COMPENSATION OF DIRECTORS

Section 20.	The members of the Board of Directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors or any committee thereof, paid a fixed sum for attendance at each meeting of the Board of Directors, paid a stated salary as a Director or any combination thereof. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 1.	The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Vice President, a Secretary and a Treasurer. In addition, the Board of Directors may choose a Chairman of the Board. The Board of Directors may also create the offices of additional Vice Presidents, additional Assistant Secretaries and Assistant Treasurers. The Board of Directors shall elect these additional officers at any time in the manner provided for herein for the selection of other officers.

Section 2.	The Board of Directors at its first meeting after each annual meeting of the Shareholders shall elect a President, Vice President, Secretary and Treasurer. It may also choose a Chairman of the Board. Any other officer positions as the Board of Directors has created. Any two or more offices may be held by the same person.

Section 3.	The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4.	The salaries or other compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 5.	The officers of the Corporation, unless removed by the Board of Directors as herein provided, shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.

Section 6.	Any vacancy occurring in any office of and Director of the Corporation shall be filled by majority vote of the remaining members of the Board entitled to so act. Such election shall be for the remaining balance of the term of the removed Director.

THE CHAIRMAN OF THE BOARD

Section 7.	If a Chairman of the Board is elected, he shall be the Chief Executive Officer and he shall preside at all meetings of the Shareholders and the Board of Directors. Together with the President, they shall have responsibility for the general management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. They shall be a member of all committees of the Board of Directors.

THE PRESIDENT

Section 8.	The President shall be the principal operating officer of the Corporation, performing such duties, and exercising such responsibilities, as shall be designated for him by the Board of Directors. In the absence or incapacity of the Chairman of the Board, he shall perform the duties, and carry out the responsibilities, of the Chairman of the Board as described in the section immediately preceding this section. If the Corporation does not elect a Chairman of the Board, he shall also be the Chief Executive Officer.

THE VICE PRESIDENTS

Section 9.	In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election or appointment) shall perform the duties of the President. When so acting the Vice President shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall further perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 10.	The Secretary shall attend all meetings of the Board of Directors and Shareholders of the Corporation and record all the proceedings of the such meetings in a book to be kept for that purpose and shall perform like duties for the standing committees when requested or required. When required, they shall give or cause to be given notice of all meetings of the Shareholders and all meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision they shall be. They shall have custody of the seal of the Corporation and, when authorized by the Board of Directors, they shall affix the same to any instrument requiring it. When so affixed, the seal may be attested to by the signature of the Secretary or an Assistant Secretary.

Section 11.	An Assistant Secretary (or in the event there be more than one Assistant Secretary, the Assistant Secretaries in the order designated, or in the absence of any designation, then in the order of their election or appointment) shall, in the event of the inability or refusal of the Secretary to act, perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 12.	The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. They shall deposit all money and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. All financial records of the Corporation, including but not limited to receipts, invoices, disbursements records, ledgers and books of account, whether in tangible or electronic form shall at all times be the property of the Corporation.

Section 13.	The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. They shall render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all corporate transactions and of the financial condition of the Corporation.

Section 14.	If and as required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under their control belonging to the Corporation.

Section 15.	An Assistant Treasurer (or in the event there be more than one Assistant Treasurer, the Assistant Treasurers in the order designated, or in the absence of any designation, then in the order of their election or appointment) shall, in the absence of the Treasurer or in the event of their inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE V

CERTIFICATES OF SHARES

Section 1.	The Corporation may, but need not have, shares represented by a certificate. In the event the Board of Directors determines certificates shall be issued, such certificates shall be signed, either manually or by facsimile, in the name of the Corporation by two Officers designated by the Board of Directors and certifying the number of shares owned by the Shareholder in the Corporation.

Section 2.	If issued, each certificate shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the name of the Corporation, the holder’s name and the number of shares. They may be sealed with the seal of the Corporation or a facsimile thereof.

Section 3.	Shall the Corporation become authorized to issue shares of more than one class, and certificates so reflecting be issued, there shall be set forth upon the face or back of the certificate a statement that the Corporation will furnish to any Shareholder upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued. If the Corporation becomes authorized to issue any class of preferred shares in series, the statement shall include the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

Section 4.	In the event of the issuance of shares without certificates, the Corporation shall provide the shareholder a written statement containing any information required by law.

Section 5.	Where a certificate is countersigned by either a transfer agent other than the Corporation or its employee, or by a registrar other than the corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if they were such officer at the date of issue.

LOST OR REPLACEMENT CERTIFICATES

Section 6.	The Board of Directors may direct a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, or for any other reason requires a replacement certificate to be issued. If the Board of Directors so requests, it shall direct the issuance of such new certificate or certificates only upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFER OF SHARES

Section 7.	Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignments or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto upon request, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

Section 8.	In order that the corporation may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournments thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty nor less than ten days before the date of such meeting. When a determination of Shareholders of record entitled to notice of or to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

REGISTERED SHAREHOLDERS

Section 9.	The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Wyoming.

CHALLENGING OF SHAREHOLDERS

Section 10.	A list of Shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the request thereat or prior thereto of any Shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of Shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be Shareholders entitled to vote thereat may vote at such meeting.

ARTICLE VI

NOTICES

Section 1.	Whenever, under the provisions of applicable law or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any member of the Board of Directors or any Shareholder, it shall not be construed to mean personal notice. Such notice may be given in writing, by mail, postage prepaid, addressed to such member of the Board of Directors or Shareholder at his address as it appears on the records of the Corporation. Such notice shall be deemed given at the time when the same shall be deposited in the United States mail.

Section 2.	In lieu of such written notice physically mailed to Directors, notice may be sent by electronic means provided the Director or Shareholder has provided the Corporation’s Secretary with an electronic mail address and consented in writing, which may also be electronic, to electronic notice. Consent to electronic notice shall be retained in the corporate records. It shall be the responsibility of the individual Director or Shareholder to maintain a current and valid electronic mail address with the Corporation. Service of notice by electronic means shall be deemed given upon sending to the most recent electronic mail address held by the Corporation.

Section 3.	Whenever any notice is required to be given under the provisions of applicable law, the Articles of Incorporation or these Bylaws, a waiver thereof submitted by electronic means or in writing shall be deemed equivalent thereto.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES AND AGENTS

Section 1.	Any and every person made a party to any legal or equitable action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the Corporation, or of any corporation, partnership, joint venture, trust or other enterprise which they served as such at the request of the Corporation, shall be indemnified by the Corporation to the fullest extent permissible and in accordance with the laws of the State of Wyoming against any and all reasonable expenses (including attorney fees, costs and interest), judgments, fines and amounts paid in settlement actually and necessarily incurred by him in connection with the defense of any such action, suit or proceeding. Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled apart from this provision. The Board of Directors is authorized to provide for the discharge of the Corporation’s responsibilities under this Article by way of insurance or any other feasible and proper means.

ARTICLE VIII

AMENDMENTS

Section 1.	These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Shareholders or by the Board of Directors at any regular or special meeting properly convened, with notice of such proposed amendment and a copy of the proposed amendments or deletions attached.

ARTICLE IX

GENERAL PROVISIONS

DIVIDENDS

Section 1.	Dividends upon the capital shares of the Corporation, subject to the provisions of the Articles of Incorporation, may be declared by the Board of Directors at any annual, regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital shares, subject to the provisions of the Articles of Incorporation.

Section 2.	Before payment of any dividend, there may be set aside out of any fund of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose or purposes as the Director shall think conducive to the interest of the Corporation. The Board of Directors may modify or abolish any such reserve by the manner in which it was created.

ANNUAL STATEMENT

Section 3.	The Board of Directors shall present at each annual meeting, and at any special meeting of the Shareholders when called for by vote of the Shareholders, a full and clear statement of the business and condition of the Corporation.

CHECKS

Section 4.	All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 5.	The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 6.	The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal, Wyoming.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.